Exhibit 2.4

EXECUTION COPY

CONSENT, WAIVER AND FIRST AMENDMENT TO THE CREDIT AGREEMENT

THIS CONSENT, WAIVER AND FIRST AMENDMENT TO THE CREDIT AGREEMENT, dated as of April 27, 2004 (this “First Amendment”), among DESC, S.A. DE C.V. (the “Borrower”); each of the lenders that is a signatory hereto under the caption “BANKS” on the signature pages hereof (individually, a “Bank” and, collectively, the “Banks”); and CITIBANK, N.A., as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Banks and the Administrative Agent are all parties to that certain Credit Agreement dated as of December 19, 2003 (as hereafter amended, modified, restated and supplemented from time to time, the “Credit Agreement”).

WHEREAS, the Borrower has requested amendments to, and waivers of, certain provisions of the Credit Agreement and certain other Loan Documents (as defined in the Credit Agreement) and, subject to the terms and conditions set forth herein, the Banks are willing to amend and waive certain provisions of the Credit Agreement and other Loan Documents as more specifically set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and further hereby agree as follows:

1. Amendments to the Credit Agreement.

(a) Amendment to “Applicable Margin” Definition. The definition of “Applicable Margin” in the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

“‘Applicable Margin’ shall mean (i) for the period from the closing date of the First Amendment through and including December 31, 2004, the rate of 2.500% per annum and (ii) thereafter, the rate per annum set forth below in the chart based upon the Consolidated Net Indebtedness to Consolidated EBITDA Ratio as of the last day of the most recently concluded period of four consecutive fiscal quarters of the Borrower as set forth in the then most recent certificate delivered pursuant to Section 8.07(e); provided that, if the Borrower shall fail to deliver such certificate on the date required pursuant to said Section 8.07(e), the Applicable Margin shall be determined as if said ratio were greater than 4.00 to 1 until such certificate is delivered, whereupon the Applicable Margin shall be determined on the basis of such certificate:

Consolidated Net Indebtedness to Consolidated EBITDA Ratio	Rate
Greater than 4.00 to 1.00
At any time prior to the Relevant Margin Date	3.250%
At any time on and after the Relevant Margin Date	3.750%
Greater than 3.50 to 1.00 but less than or equal to 4.00 to 1.00	3.000%
Greater than 3.00 to 1.00 but less than or equal to 3.50 to 1.00	2.750%
Greater than 2.50 to 1.00 but less than or equal to 3.00 to 1.00	2.000%
Less than or equal to 2.50 to 1.00	1.625%

(b) Amendment to “Collateral Agency Agreement” Definition. The definition of “Collateral Agency Agreement” in the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

“‘Collateral Agency Agreement’ shall mean the Collateral Agency Agreement, to be dated on or prior to the Closing Date among the Borrower, the Administrative Agent, the Collateral Agent, Citibank, N.A., as administrative agent under the Revolving Facility, BBVA Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer, as administrative agent under the Peso Facility, the Asset Pledgors from time to time and the Equity Pledgors from time to time, in substantially the form attached hereto as Exhibit G and as hereafter amended, modified, restated and supplemented from time to time.”

(c) Amendment to “Desc Entities” Definition. The definition of “Desc Entities” in the Credit Agreement is hereby amended by deleting such definition in its entirety and substituting in lieu thereof the following:

“‘Desc Entities” shall mean the Guarantors, the Asset Pledgors, the Equity Pledgors and the Encumbered Entities (that are also Subsidiaries of the Borrower) from time to time, provided that Non-Strategic Subsidiaries shall not be considered Desc Entities at any time.”

(d) Amendment to “Trigger Event” Definition. The definition of “Trigger Event” in the Credit Agreement is hereby is deleted in its entirety.

(e) Other Amendments to Section 1. The following definition shall be added to Section 1.01 of the Credit Agreement immediately after the definition of Federal Funds Rate:

“‘First Amendment’ shall mean the consent, waiver and first amendment to this Agreement dated as of April 27, 2004, among the Borrower, the Banks and the Administrative Agent.”

(f) Amendments to Section 8.14(a). Section 8.14(a) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“(a) In the event and to the extent that the existing contractual limitations relating to the Guarantee by any Joint Venture Entity no longer apply and all or substantially all of the capital stock or other interests, if any, evidencing ownership rights in such Joint Venture Entity are owned directly or indirectly by the Borrower, the Borrower promptly will (i) cause such Joint Venture Entity and its Subsidiaries that are not separately Joint

Venture Entities (unless the capital stock or other interests, if any, evidencing ownership rights in such Joint Venture Entity (in the aggregate) have a book value of less than $5,000,000 at such time) to Guarantee the Indebtedness hereunder by duly executing and delivering an Assumption Agreement substantially in the form attached as Annex I to the Guaranty Agreement and (ii) deliver or cause to be delivered to the Administrative Agent an opinion of counsel or counsels to such Guarantor or Guarantors, addressed to the Administrative Agent, the Collateral Agent and the Banks, in form and substance and from such counsels and in such jurisdictions reasonably satisfactory to legal counsel or counsels to the Administrative Agent and the Collateral Agent; provided that this paragraph (a) shall not apply to Non-Strategic Subsidiaries.”

(g) Amendments to Section 8.18(a). Section 8.18(a) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“(a) The Borrower will (i) analyze and evaluate its business and the business of its Subsidiaries (and explore potential sources of non-operating cash and cost and expense savings) to enable the Borrower to develop a new strategic plan for it and its Subsidiaries, (ii) revise the existing financial projections to take into account such new strategic plan, and (iii) furnish to the Administrative Agent for distribution to each Bank (and in sufficient copies for each Bank), no later than July 31, 2004, a copy of the revised financial projections developed by the Borrower in accordance with clause (ii) above and a report of the Borrower describing in reasonable detail the work performed by it in accordance with clause (i) above.”

2. Consent to Amendment to the Collateral Agency Agreement. The Banks hereby consent to the execution and delivery by the Administrative Agent and the Collateral Agent of the First Amendment to the Collateral Agency Agreement in substantially the form attached hereto as Exhibit A.

3. Waivers and Consents related to the Ponderosa Transaction. In connection with the Borrower’s desire to enter into a transaction to acquire the business and the assets of Ponderosa Industrial de México, S.A. de C.V. through Rexcel, S.A. de C.V. (“Rexcel”) the Banks hereby:

(a) consent and authorize the release by the Collateral Agent of the Lien on all the 459,509 Series A-II shares and the 40,990 series B-II shares of Rexcel that are pledged to the Collateral Agent pursuant to a Contrato de Prenda de Acciones dated as of December 23, 2003, among the Borrower, certain other pledgors signatories thereto and the Collateral Agent (the “Pledge Agreement”), for the purpose of permitting the Borrower to transfer such shares (and any other Rexcel shares held by the Borrower) to Girsa Concentradora, S.A. de C.V. (“Girsa”), and permitting Girsa (and Rexcel’s other minority shareholders) to contribute 100% of the shares of Rexcel owned by Girsa and by Rexcel’s other minority shareholders, to a trust created under the laws of Mexico (the “Trust”), with terms and conditions reasonably satisfactory to the Collateral Agent, provided that (A) the Borrower transfers to Rexcel all the 50 class 1 series A shares and the 31,608 class 2 series A shares of Forestaciones Operativas, S.A. de C.V. (“Forestaciones”) owned by the Borrower and Rexcel thereafter contributes such shares to the

Trust, (B) (i) Girsa grants to the Collateral Agent, for the benefit of the Secured Parties and in a form reasonably satisfactory to the Collateral Agent, a perfected first-priority security interest in its shares of Rexcel for the period prior to the contribution of such shares to the Trust and (ii) Girsa and Rexcel each grants to the Collateral Agent, for its benefit and for the benefit of the Secured Parties and in a form satisfactory to the Collateral Agent, a perfected first-priority security interest to all of Girsa’s and Rexcel’s interests and rights in the Trust, including to any distributions of funds thereof, after the Rexcel and Forestaciones shares are transferred to the Trust, such interests and rights to be reasonably satisfactory to the Banks, (C) delivers to the Administrative Agent in connection therewith an opinion of counsel or counsels to Girsa and Rexcel addressed to the Administrative Agent, the Collateral Agent and the Banks, in form and substance and from such counsels and in such jurisdictions reasonably satisfactory to legal counsel or counsels to the Administrative Agent and the Collateral Agent and (D) takes all actions necessary or reasonably requested by the Collateral Agent (including executing and delivering all documents and instruments necessary or appropriate for the filing and/or recording thereof in all applicable jurisdictions) to perfect the first priority Lien in such shares and interests and shall pay all taxes, fees and other charges (including registration fees) then payable in connection with such perfection;

(b) waive compliance with Sections 9.02(a)(ii) and 9.02(c)(ii) of the Credit Agreement solely to permit the transfer of the Rexcel shares to Girsa and the transfer of the Forestaciones to Rexcel, in the manner described above;

(c) waive compliance with Section 9.09 of the Credit Agreement solely to permit Girsa to transfer the Rexcel shares to the Trust and Rexcel to transfer the Forestaciones shares to the Trust, in the manner described above;

(d) waive their right to obtain repayment under Section 2.07 of the Credit Agreement with respect to the proceeds derived from the capital increase in Rexcel and Forestaciones in accordance with the definition of “Permitted Joint Venture” in the Credit Agreement, to allow new investors to acquire preferred stock convertible in up to 80% of the Voting Stock of Rexcel and Forestaciones in consideration of approximately $30,000,000;

(e) waive the obligation of the Borrower under Section 8.13 of the Credit Agreement to maintain a majority of the Voting Stock in Rexel and Forestaciones; and

(f) waive the requirements set forth in Section 9.02(a)(i), 9.02(a)(v), 9.02(a)(vi), 9.02(c)(i) and 9.02(c)(iii) of the Credit Agreement if and only to the extent that Girsa and Rexcel are required, in the context of the exercise of a drag-along right by a third party, to sell (directly or indirectly through the Trust) the capital stock in Rexcel and Forestaciones;

provided, however, that all consents and waivers and the performance of all actions described in this Section 3 shall be conditioned upon the Borrower, Girsa and Rexcel obtaining from the International Finance Corporation, in a 120 day period following the Amendment Closing Date, a consent or waiver to their agreements with the International Finance Corporation which shall permit Girsa and Rexcel to grant the security interests described in Section 3(a)(B) above without breaching such agreements.

4. Waivers and Consents related to the repurchase of Guaranteed Notes. The Banks hereby agree to waive the limitation of prepayment of indebtedness described in Section 9.08 of the Credit Agreement in connection with the repurchase or discharge of Guaranteed Notes by the Borrower provided that the Borrower applies an amount of not more than Pesos 839,063,800, plus any accrued interest, additional amounts resulting from tax gross-up obligations and third party fees payable in connection with such repurchase or discharge.

5. Consent to Amendments to Other Facilities. The Banks hereby consent to the execution and delivery by the Borrower of an amendment to the Revolving Facility and the Peso Facility in terms substantially similar to this First Amendment to the extent such consent is required under Section 4.01 of the Intercreditor Agreement.

6. No Other Amendments. Except for the amendments set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect. No amendment, waiver or consent by the Administrative Agent or the Banks under the Credit Agreement or any other Loan Document is granted or intended except as expressly set forth herein, and the Administrative Agent and the Banks expressly reserve the right to require strict compliance in all other respects. Except as set forth herein, the amendments agreed to herein shall not constitute a modification of the Credit Agreement or any of the other Loan Documents, or a course of dealing with the Administrative Agent and the Banks at variance with the Credit Agreement or any of the other Loan Documents, such as to require further notice by the Administrative Agent, the Banks or the Majority Banks to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future. In accordance with the foregoing, the Loan Documents shall be deemed to be amended solely to the extent necessary to give effect to the amendments set forth herein.

7. Conditions Precedent.

(a) The effectiveness of this First Amendment is subject to the Administrative Agent having received on or prior to May 11, 2004 (the “Amendment Closing Date”) the following documents, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent:

(i) (A) in respect of Section 1(b), 1(c), 1(d), 1(e), 1(f), 1(g), 2 and 4, this First Amendment, duly executed and delivered by the Majority Banks, the Borrower, the Pledgors (as defined in Section 11(a) hereof) and the Guarantors (as defined in Section 11(a) hereof) and (B) and in respect of Sections 1(a), 3 and 5, this First Amendment, duly executed and delivered by all Banks, the Borrower, the Pledgors and the Guarantors;

(ii) a certificate, dated the Amendment Closing Date, of the Chief Executive Officer or Chief Financial Officer of the Borrower, and attested to by the Secretary or other senior executive officer of such Person, certifying as to the satisfaction of the conditions set forth in Section 7(b)(iii);

(iii) an opinion, dated the Amendment Closing Date, of (A) De Ovando y Martínez del Campo, S.C., special Mexican counsel to the Borrower and the Guarantors, in substantially the form of Exhibit B hereto, and (B) Weil, Gotshal & Manges LLP, special New York counsel to the Borrower and the Guarantors, in substantially the form of Exhibit C hereto;

(iv) evidence of prepayment of the Loans in accordance with Section 2.07 of the Credit Agreement in an aggregate principal amount, when added to the aggregate principal amount of the loans outstanding under the Peso Facility prepaid, equal to approximately Pesos 1,821,240,000;

(v) evidence of compliance by the Borrower of the applicable requirements of Sections 8.14(a) and 8.15(b) of the Credit Agreement (after giving effect to Section 1(f) of this First Amendment) in respect of the direct or indirect acquisition by the Borrower, as the case may be, of all or substantially all of the stock of Corfuerte, S.A. de C.V., Authentic Acquisition Corporation, Pesquera Nair, S.A. de C.V., Nair Industrias, S.A. de C.V., Propemaz, S.A. de C.V. and Steel Wheels de México, S.A. de C.V.; and

(vi) such other documents as the Administrative Agent may reasonably request in connection with this First Amendment and the transactions contemplated hereby.

(b) The effectiveness of this First Amendment is subject to the further conditions precedent that:

(i) since December 31, 2003, no event or circumstance shall have occurred which has had a Material Adverse Effect;

(ii) there shall not have occurred a material adverse change in Mexico or the United States and no material disruption of or material adverse change in loan syndication or financial banking or capital market conditions in Mexico, the United States or internationally;

(iii) after giving effect to this First Amendment the following statements shall be true:

(A) no Default shall have occurred and be continuing or would result from this First Amendment; and

(B) the representations and warranties made by the Borrower and by each Desc Entity in each Loan Document to which it is a party shall be in all material respects true as of the Amendment Closing Date, both before and after giving effect to this First Amendment, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement or such other Loan Document, as applicable, or to the extent relating specifically to the earlier date;

(iv) no law, regulation or decree shall be applicable which, in the reasonable opinion of the Majority Banks, restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby; and

(v) the effectiveness of the amendments to the Other Facilities, which amendment shall be on terms substantially similar to this First Amendment, shall occur simultaneously with the effectiveness of the amendments contemplated in this First Amendment.

8. Counterparts. This First Amendment may be executed in any number of counterparts, each of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this First Amendment by signing any such counterpart. A set of copies of this First Amendment signed by all parties hereto shall be lodged with the Borrower and the Administrative Agent.

9. Governing Law. This First Amendment shall be governed and construed in accordance with and governed by the law of the State of New York.

10. Severability. In case any provision of this First Amendment shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this First Amendment, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Guarantor and Pledgor Acknowledgment.

(a) Each of Desc Automotriz, S.A. de C.V., Moresa, S.A. de C.V., Comercializadora Moresa, S.A. de C.V., Morestana, S.A. de C.V., Pistones Moresa, S.A. de C.V., Inmobiliaria Corcel, S.A. de C.V., Inmobiliaria Unik, S.A. de C.V., Pintura Estampado y Montaje, S.A. de C.V., Agrokén, S.A. de C.V., Corporativo Dine, S.A. de C.V., Promociones Bosques, S.A. de C.V., Cantiles de Mita, S.A. de C.V., Aeropycsa, S.A. de C.V., Corporativo Arcos Desc, S.A. de C.V., Cañada de Santa Fé, S.A. de C.V., Corporativo Arcos II, S.A. de C.V., Operadora de Nayarit, S.A. de C.V., Corfuerte, S.A. de C.V., Alimentos del Fuerte, S.A. de C.V., Nair Industrias, S.A. de C.V., Pesquera Nair, S.A. de C.V., Authentic Acquisition Corporation, Authentic Specialty Foods Inc. and Inmobiliaria El Puente, S.A. de C.V. are collectively referred to herein as the “Guarantors,” and each of the Borrower, Pistones Moresa, S.A. de C.V., Inmobiliaria Corcel, S.A. de C.V., Inmobiliaria Unik, S.A. de C.V., Pintura Estampado y Montaje, S.A. de C.V., Corporativo Arcos Desc, S.A. de C.V., Corporativo Arcos II, S.A. de C.V., Cantiles de Mita, S.A. de C.V., Cañada de Santa Fé, S.A. de C.V., Promociones Bosques, S.A. de C.V., Desc Automotriz, S.A. de C.V., Moresa, S.A. de C.V., Operadora de Nayarit, S.A. de C.V., Corporativo Dine, S.A. de C.V., Corfuerte, S.A. de C.V. and Authentic Acquisition Corporation are collectively referred to herein as the “Pledgors”.

(b) Each Guarantor and each Pledgor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this First Amendment. Each Guarantor hereby confirms that the Guaranty Agreement continues to guarantee to the fullest extent possible in accordance with its terms the payment and performance of all “Guaranteed Obligations” thereunder (as such term is defined in the applicable Guaranty Agreement), including without limitation the payment and performance of all obligations of the Borrower now or hereafter existing under or in respect of the Credit Agreement and the Notes defined therein. Each Pledgor hereby confirms that each pledge agreement to which it is a party continues to guarantee to the fullest extent possible in accordance with its terms the payment and performance of all “Secured Obligations” thereunder (as such term is defined in the Collateral Agency Agreement), including without limitation the payment and performance of all obligations of the Borrower now or hereafter existing under or in respect of the Credit Agreement and the Notes defined therein.

(c) Each Guarantor and each Pledgor acknowledges and agrees that any of the other Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable, and shall not be impaired or limited by the execution or effectiveness of this First Amendment. Each Guarantor and each Pledgor represents and warrants that all representations and warranties contained in this First Amendment and any other Loan Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

DESC, S.A. DE C.V.

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CITIBANK, N.A.,
as Administrative Agent

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BANKS

CITIBANK, N.A., NASSAU BRANCH
SOLELY IN ITS CAPACITY AS LENDER

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CALIFORNIA COMMERCE BANK

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DEUTSCHE BANK AG, NEW YORK

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JPMORGAN CHASE BANK

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BANCO NACIONAL DE COMERCIO EXTERIOR, S. N. C.

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COMERICA BANK

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EXPORT DEVELOPMENT CANADA

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BBVA BANCOMER, S. A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO BBVA BANCOMER

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CREDIT LYONNAIS NEW YORK BRANCH

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CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS LONDON BRANCH

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HSBC BANK USA

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BANCO INBURSA, S.A., INSTITUCIÓN MÚLTIPLE, GRUPO FINANCIERO INBURSA

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GUARANTORS
DESC AUTOMOTRIZ, S.A DE C.V.
MORESA, S.A. DE C.V.
COMERCIALIZADORA MORESA, S.A. DE C.V.
MORESTANA, S.A. DE C.V.
PISTONES MORESA, S.A. DE C.V.
INMOBILIARIA CORCEL, S.A. DE C.V.
INMOBILIARIA UNIK, S.A. DE C.V.
PINTURA ESTAMPADO Y MONTAJE, S.A. DE C.V
AGROKÉN, S.A. DE C.V.
CORPORATIVO DINE, S.A. DE C.V.
PROMOCIONES BOSQUES, S.A. DE C.V.
CANTILES DE MITA, S.A. DE C.V.
AEROPYCSA, S.A. DE C.V.
CORPORATIVO ARCOS DESC, S.A. DE C.V.
CAÑADA DE SANTA FÉ, S.A. DE C.V.
CORPORATIVO ARCOS II, S.A. DE C.V.
OPERADORA DE NAYARIT, S.A. DE C.V.
CORFUERTE, S.A. DE C.V.
ALIMENTOS DEL FUERTE, S.A. DE C.V.
NAIR INDUSTRIAS, S.A. DE C.V.
PESQUERA NAIR, S.A. DE C.V.
AUTHENTIC ACQUISITION CORPORATION
AUTHENTIC SPECIALTY FOODS INC.
INMOBILIARIA EL PUENTE, S.A. DE C.V.

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PLEDGORS
DESC, S.A. DE C.V.
PISTONES MORESA, S.A. DE C.V.
INMOBILIARIA CORCEL, S.A. DE C.V.
INMOBILIARIA UNIK, S.A. DE C.V.
PINTURA ESTAMPADO Y MONTAJE, S.A. DE C.V.
CORPORATIVO ARCOS DESC, S.A. DE C.V.
CORPORATIVO ARCOS II, S.A. DE C.V.
CANTILES DE MITA, S.A. DE C.V.
CAÑADA DE SANTA FÉ, S.A. DE C.V.
PROMOCIONES BOSQUES, S.A. DE C.V.
DESC AUTOMOTRIZ, S.A. DE C.V.
MORESA, S.A. DE C.V.
OPERADORA DE NAYARIT, S.A. DE C.V.
CORPORATIVO DINE, S.A. DE C.V.
CORFUERTE, S.A. DE C.V.
AUTHENTIC ACQUISITION CORPORATION
INMOBILIARIA EL PUENTE, S.A. DE C.V.

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